Exhibit 10.3

SUBSCRIPTION MATERIALS

AMPHASTAR CAYMAN

a Cayman Islands limited liability company

These subscription materials (the “Subscription Materials”) set out representations, warranties and undertakings required to be made in connection with an investment in Amphastar Cayman, a Cayman Islands limited liability company (the “Company”).  Any investment in the Company may be approved or disapproved in the reasonable discretion of Jason Shandell and William Peters, as the initial managers of the Company (the “Managers”).

To complete these Subscription Materials, please complete the steps as follows:

1.	Investor Undertakings. Carefully review the “Investor Undertakings” provided as Exhibit A.

2.	Investor Status. Mark where appropriate to confirm status as an “Accredited Investor” on Exhibit B.

3.	Tax Form. Complete and return an IRS Form W-9, available at: https://www.irs.gov/pub/irs-pdf/fw9.pdf

4.	Complete, Sign and Return. Complete all “Investor” information in these Subscription Materials, sign the signature page hereto and return, completed and signed, to the Company.

SUBSCRIPTION MATERIALS

The undersigned investor (the “Investor”) subscribes for and agrees to purchase interests designated as units (each, a “Unit” and collectively, the “Units”) in Amphastar Cayman, a Cayman Islands limited liability company (the “Company”), with one or more capital contributions as set forth below. The Investor agrees to be bound by all the terms and provisions of these Subscription Materials and the Amended and Restated Limited Liability Company Agreement of the Company (as amended and/or restated from time to time, the “Company Agreement”) in the final form provided to the Investor. Capitalized terms not defined herein are used as defined in the Company Agreement.

The Investor further confirms that he has carefully read and completed the Investor Undertakings at Exhibit A hereto and the Investor Status confirmation at Exhibit B hereto, each of which comprise part of these Subscription Materials, and hereby expressly makes each representation, warranty, covenant and other undertaking set forth therein.

Investor Information

Full Legal Name of Investor
For Entities	For Natural Persons

Rong Zhou
Type of Entity:	First Name, Middle Initial, Last Name

For Entities	For Natural Persons

Date of Organization:	Date of Birth:

State of Organization:

Mailing Address	Telephone Number:

Address – Line 1:
Address – Line 2:	E-Mail Address:
City and State:
Postal Code:

Social Security Number or Tax Identification Number:

If investment is accepted, distributions made to Investor may be wired to:

Bank Name:
ABA Routing Number:
Bank Address:
Account Name:
Account Number:

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned Investor has executed and delivered these Subscription Materials and agrees to be bound by these Subscription Materials and the Company Agreement.

Capital Contribution		For Natural Persons:

/s/Rong Zhou
		Name:	Rong Zhou
US$	102,000

Date:	June 27, 2018	For Entities:

By:
Name:
Title:

ACCEPTANCE OF SUBSCRIPTION

(to be filled out only by the Managers of the Company)

The Managers hereby accept the above application for subscription for Units on behalf of the Company.

Name of Investor:	Rong Zhou
Amount of Capital Contribution Accepted: US$	102,000

Managers:

/s/Jason Shandell
Jason Shandell

/s/William Peters
William Peters
	Date:	June 28, 2018
	Accepted for	June 28, 2018
Admission as of:

Exhibit A

Investor Undertakings

Pursuant to its signature on the foregoing Subscription Materials, the Investor represents, warrants and agrees as follows:

1.          General.

(a)         The Investor has been furnished and has carefully read in its entirety the Company Agreement.  Without limiting the foregoing, the Investor understands that investment in the Company is subject to various risks and uncertainties, which may lead to the complete loss of any investment the Investor makes in the Company.

(b)         The Investor has no contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or pledge to such person or entity or to anyone else any of the Units that the Investor hereby subscribes to purchase, or any part thereof, and the Investor has no present plans to enter into any such contract, undertaking, agreement or arrangement. The Investor will not transfer or deliver any interest in the Company other than pursuant to the terms and restrictions set forth in the Company Agreement.

(c)         The Investor understands that the Units have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), the securities laws of any state or the securities laws of any other jurisdiction, nor is any such registration contemplated. The Investor will not assign, transfer, offer, sell, pledge, hypothecate or otherwise dispose of all or any part of its Units (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of all or any part of its Units), or otherwise seek to withdraw from the Company, except in accordance with:  (i) the registration provisions of the 1933 Act or an exemption from such registration provisions, (ii) the securities and similar laws of each applicable jurisdiction, and (iii) the terms of the Company Agreement. The Investor is able to bear the risks of holding the Units as an illiquid investment for an indefinite period of time and can afford to suffer a loss of its entire investment in the Units.

(d)         Other than pursuant to the Company Agreement, the Investor is not relying, and will not rely, upon any information, representation or warranty by the Company, the Managers, or any Affiliate of the foregoing or any agent of them, written or otherwise, in determining to invest in the Company. The Investor has consulted, to the extent deemed appropriate by the Investor, with the Investor’s own advisers as to the financial, tax, regulatory, legal, accounting and related matters concerning an investment in Units and on that basis understands such matters and related consequences of an investment in the Units, and believes that an investment in the Units is suitable and appropriate for the Investor.

(e)         If the Investor is not an individual, (i) the Investor is duly organized, formed or incorporated, as the case may be, and validly existing and in good standing under the laws of the Investor’s jurisdiction of organization, formation, or incorporation, and (ii) the Investor has the power and authority to enter into the Company Agreement, and to perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby.

(f)         These Subscription Materials have been duly executed by the Investor and constitute, and the Company Agreement will constitute, a valid and legally binding agreement of the Investor, enforceable against him in accordance with its terms. The execution and delivery by the Investor of, and compliance by the Investor with, these Subscription Materials and the Company Agreement do not violate, represent a breach of, or constitute a default under, any instruments governing the Investor, any law, regulation or order, or any agreement to which the Investor is a party or by which the Investor is bound.

2.          Status.  The Investor is an “accredited investor” within the meaning of Regulation D under the 1933 Act. The Investor has indicated the basis for such status, as applicable, on Exhibit B hereto.

3.          No Disqualifying Event.  Neither the Investor nor, in the case of an Investor that is not an individual, any of its directors, officers, general partners, managers, managing members or any person whose interest in, or relationship to, the Investor is deemed to make that person a beneficial owner of the Investor’s voting securities within the meaning of Rule 506(d) of the 1933 Act, is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1) under the 1933 Act (each event, a “Disqualifying Event”), except for Disqualifying Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the 1933 Act and disclosed reasonably in advance of the Investor’s investment in writing in reasonable detail to the Company.   The Investor will promptly notify the Company in writing to the extent that any person listed above becomes, or is reasonably likely to become, subject to a Disqualifying Event.

4.          Anti-Money Laundering, Source of Funds, etc. Neither the Investor, nor any of its Affiliates or beneficial owners, appears on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”), nor are they otherwise a party with which the Company is prohibited to deal under the laws of the United States. The Investor further represents that the monies used to fund the investment in the Units are not derived from, invested for the benefit of, or related in any way to, the governments of, or Persons within, (i) any country under a U.S. embargo enforced by OFAC, (ii) that has been designated as a “non-cooperative country or territory” by the Financial Action Task Force on Money Laundering or (iii) that has been designated by the U.S. Secretary of the Treasury as a “primary money laundering concern.”  The Investor further represents and warrants that the Investor: (a) has conducted thorough due diligence with respect to all of its beneficial owners, (b) has established the identities of all beneficial owners and the source of each of the beneficial owner’s funds and (c) will retain evidence of any such identities, any such source of funds and any such due diligence. The Investor further represents that it does not know or have any reason to suspect that (x) the monies used to fund the Investor’s investment in the Units have been or will be derived from or related to any illegal activities, including but not limited to, money laundering activities and (y) the proceeds from the Investor’s investment in the Units will be used to finance any illegal activities. The Investor further agrees and acknowledges that, among other remedial measures, (i) the Managers, on their own behalf and on behalf of the Company, may be obligated to “freeze the account” of such Investor, either by prohibiting additional investments by the Investor and/or segregating assets of the Investor in compliance with governmental regulations and/or if the Managers determine in good faith that such action is in the best interests of the Company, and (ii) the Managers, on their own behalf and on behalf of the Company, may be required to report such action or confidential information relating to the Investor (including, without limitation, disclosing the Investor’s identity) to the regulatory authorities.

5.          Further Advice and Assurances. All information that the Investor has provided to the Company, including the information in these Subscription Materials, is true, correct and complete as of the date hereof, and the Investor agrees to notify the Managers immediately if any representation or warranty contained in these Subscription Materials or any of the information in the exhibits hereto, becomes untrue at any time. The Investor will provide such information and execute and deliver such documents with respect to itself and its direct and indirect beneficial owners as the Managers may require to verify the accuracy of the Investor’s representations and warranties herein, establish the identity of the Investor and any direct and indirect participants in its investment in Units, to the extent applicable, and/or to comply with any law, rule or regulation to which the Company may be subject, including, without limitation, compliance with anti-money laundering laws and regulations.

6.          Power of Attorney.  The Investor, by executing these Subscription Materials, hereby appoints the Managers, with full power of substitution, as the Investor’s true and lawful representative and attorney-in-fact, and agent of the Investor, with full power and authority to make, execute, acknowledge, verify, swear to, deliver, record and file, in the Investor’s name, place and stead, the Company Agreement (thereby causing the Investor to be admitted as a Member in the Company), or any other agreement or instrument that the Managers deem appropriate to admit the Investor as a Member of the Company.  To the maximum extent permitted by law, this power of attorney is coupled with an interest, is irrevocable and will survive, and will not be affected by, the subsequent death, disability, incapacity, incompetency, termination, bankruptcy, insolvency or dissolution of the Investor.  The Investor represents and warrants that the power of attorney granted by the Investor has been executed by it in compliance with the laws of the state or jurisdiction in which these Subscription Materials were executed and to which the Investor is subject.

7.          Governing Law; Consent to Jurisdiction; Venue and Service of Process.  These Subscription Materials shall be construed in accordance with and governed by the laws of the Cayman Islands without regard to its conflicts of law rules, notwithstanding the place where these Subscription Materials may be executed by any party.  Except as otherwise specifically provided in these Subscription Materials, as otherwise required by a non-waivable provision of applicable law, or as otherwise agreed by the Managers, any controversy, claim or other dispute arising out of or relating to these Subscription Materials shall be resolved exclusively through binding arbitration in accordance with the Expedited Procedures and Commercial Arbitration Rules of the American Arbitration Association (www.adr.com), and judgment upon an award arising in connection therewith may be entered in any court of competent jurisdiction.  THE INVESTORS EXPRESSLY ACKNOWLEDGE THAT, UNDER THE PRECEDING SENTENCE, THEY ARE, TO THE FULLEST EXTENT PERMITTED BY LAW AND EXCEPT AS OTHERWISE AGREED TO IN WRITING WITH THE MANAGERS, WAIVING THEIR RIGHT TO A JURY TRIAL WITH REGARD TO ALL MATTERS FOR WHICH ARBITRATION IS REQUIRED.  Any arbitration, mediation, court action, or other adjudicative proceeding arising out of or relating to these Subscription Materials shall be held in Orange County, California or, if such proceeding cannot be lawfully held in such location, as near thereto as applicable law permits.  The arbitrator(s) shall apply the substantive law of the Cayman Islands.  To the maximum extent permitted by applicable law, in any dispute relating to the obligation of a party to make indemnification payments, the burden of proof shall be upon the party seeking to avoid making such payments.  The resolution of any controversy or claim described in this Section 7 shall be conducted in the English language and, to the maximum extent reasonably practicable, in a manner that preserves the confidentiality of Confidential Information and otherwise minimizes disruption to the operations of the Company.

8.          Entire Agreement. These Subscription Materials along with the Company Agreement and any other agreement between the Investor and the Managers and/or the Company constitute the entire agreement between the parties hereto with respect to the subject matter of these Subscription Materials and may be amended only in writing, executed by all parties hereto.

9.          Severability. Each provision of these Subscription Materials shall be considered severable.  If it is determined by a court of competent jurisdiction that any provision of these Subscription Materials is invalid or unenforceable under any applicable law, then that provision shall (i) be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with applicable law; and (ii) not affect the validity or enforceability of any other provisions of these Subscription Materials, and to this extent the provisions of these Subscription Materials shall be severable.

10.        Successors and Assigns. These Subscription Materials (i) shall be binding upon the Investor and the heirs, legal representatives, successors and permitted assigns of the Investor and shall inure to the benefit of the Company and its successors and assigns, (ii) shall survive the acceptance of the Investor as a Member of the Company, (iii) shall, if the Investor consists of more than one person, be the joint and several obligation of each, and (iv) may be executed in counterparts, all of which when taken together, shall be deemed one original.

11.        Survival. The representations and warranties of the Investor in, and the other provisions of, these Subscription Materials shall survive the execution and delivery of these Subscription Materials and the admission of the Investor to the Company.

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Exhibit B

Investor Status

Accredited Investor. The Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the U.S. Securities Act of 1933, as amended, and has circled the letter(s) below that are next to the category or categories under which the Investor qualifies as an “accredited investor.”  The Investor agrees to provide such further information and execute and deliver such documents as the Managers or the Company may reasonably request from time to time to verify that the Investor qualifies as an “accredited investor.”

Circle the items applicable to the Investor:

(A)       A natural person with individual net worth (or joint net worth with spouse) at the time of his or her purchase in excess of $1 million. For purposes of this item, “net worth” means the excess of total assets at fair market value (and including property owned by a spouse) over total liabilities, excluding the value of a person’s primary residence. The related amount of indebtedness secured by the primary residence up to its fair market value should be subtracted from the value of a person’s primary residence for purposes of the foregoing (except that if the amount of such indebtedness outstanding at the time of the Investor’s investment in the Company exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability). Indebtedness secured by the residence in excess of the value of the home should be considered a liability and deducted from the person’s net worth.

(B)        A natural person with an individual income (without including any income of my spouse) in excess of $200,000, in each of the two most recent years, or a joint income with his or her spouse in excess of $300,000, in each of the two most recent years, and a reasonable expectation to reach the same income level in the current year.

(C)        A corporation, limited liability company or partnership, an organization described in Section 501(c)(3) of the Internal Revenue Code, Massachusetts or similar business trust, or a trust whose purchase is directed by a person with knowledge and expertise in business matters as to be capable of evaluating the merits and risks of an investment in the Units, in each case not formed for the specific purpose of acquiring any Units, with total assets in excess of $5 million.

(D)        A trust with total assets in excess of $5 million not formed for the specific purpose of acquiring Units, whose purchase is directed by a person with such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Units.

(E)        An entity, including a grantor trust, in which all of the equity owners are accredited investors (for this purpose, a beneficiary of a trust is not an equity owner, but the grantor of a grantor trust may be an equity owner).